MALCOLM L. POLLARD, Inc. 4845 W. LAKE ROAD, # 119 ERIE, PA 16505
Phone: (814) 838-8258	FAX: (814) 838-8452
Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, of our report dated February 25, 2011, relating to the financial statements as of December 31, 2010, and to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Malcolm L. Pollard, Inc.
Malcolm L. Pollard, Inc.
Erie, Pennsylvania
September 24, 2012